                                                                 EXHIBIT 2.2


     THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the Offer or the action you should take, you are recommended to seek your own personal financial advice immediately from an appropriately authorised independent financial adviser, or, if you are in the United Kingdom, an independent professional adviser authorised under the Financial Services Act 1986.

     Terms used in this Form of Acceptance (the "Form") shall bear the same meaning as in the Offer Document. This Form should be read in conjunction with the Offer Document. The provisions of Part B of Appendix I to the Offer Document are deemed to be incorporated in and form part of this Form and should be read carefully by each holder of Airtech Shares.

     IF YOU ARE A CREST SPONSORED MEMBER, YOU SHOULD REFER TO YOUR CREST SPONSOR BEFORE COMPLETING THIS FORM.

     If you have sold or otherwise transferred all your Airtech Shares, please pass this Form and the accompanying Offer Document dated *, 1999(the "Offer Document"), as soon as possible to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. However, the Offer is not being made directly or indirectly in Canada, Australia or Japan and such documents should not be distributed, forwarded or transmitted into or from Canada, Australia or Japan by any means whatsoever including without limitation mail, facsimile, transmission, telex or telephone. No Form which is received in any envelope postmarked, or which appears to REMEC or its agents to have been sent from Canada, Australia or Japan will be treated as valid.

     Quartz Capital Partners Limited, which is regulated in the United Kingdom by The Securities and Futures Authority Limited and Needham & Company, Inc. are acting exclusively for REMEC and no one else in connection with the Offer and will not be responsible to anyone other than REMEC for providing the protections afforded to customers of Quartz Capital and Needham in relation to the Offer nor for giving advice in relation to the offer. The provisions of this paragraph are not intended to disclaim any liability of Quartz Capital and Needham under U.S. securities laws.

     [Application will be made for the New REMEC Common Stock to be quoted on Nasdaq, under the symbol "REMC". It is expected that the listings will become effective and that dealings, for normal settlement, will commence on Nasdaq in the New REMEC Common Stock on the first trading day following the day on which the Offer becomes or is declared unconditional in all respects (except only, for the quotation of such shares on Nasdaq becoming effective).]


--------------------------------------------------------------------------------


                        FORM OF ACCEPTANCE AND AUTHORITY

                      IN RESPECT OF THE RECOMMENDED OFFER BY

                         QUARTZ CAPITAL PARTNERS LIMITED

                                  ON BEHALF OF

                                   REMEC, INC.

                                       for
                       ALL OF THE ISSUED SHARE CAPITAL OF

                                   AIRTECH PLC


                             PROCEDURE FOR ACCEPTANCE

- To accept the Offer, you must complete and sign this Form on page 3 by following the instructions set out on pages 2 and 4.

- All holders of Airtech Shares who are individuals must sign in the presence of a witness, who must also sign where indicated. If you hold Airtech Shares jointly with others, you must arrange for all joint holders to sign this Form.

- The duly completed and signed Form, accompanied by your share certificate(s) and/or other document(s) of title for Airtech Shares, should be sent by hand (during normal business hours) or by post to New Issues Department, IRG plc, Balfour House, 390-398 High Road, Ilford, Essex IG1 1NG but in any event so as to be received not later than 3.00 pm (London time), on *, 1999.

- If your Airtech Shares are in uncertificated form (i.e. in CREST), you should return this Form and take the action set out in paragraph 14(d) of the letter from Quartz Capital contained in the Offer Document to transfer your Airtech Shares to an escrow balance. For this purpose, the participant ID of IRG plc, which will act as the escrow agent for the purposes of the Offer, is *, the member account ID of the escrow agent is * and the Form of Acceptance Reference Number of this Form (for insertion in the first eight characters of the shared note field on this transfer to escrow ("TTE") instruction) is shown on page 3 next to Box 4 of this Form. You should ensure that the TTE settles not later than 3.00 pm on *, 1999.

- If you hold Airtech Shares in both certificated and uncertificated form, you should complete a separate Form for each holding. Similarly, you should complete separate Forms for Airtech Shares held in uncertificated form but under a different member account ID, and separate Forms for Airtech Shares held in certificated form but under a different designation. You can obtain further Forms by contacting IRG plc on 0181-639-2000.

- If your Airtech Shares are in certificated form and your share certificate(s) and/or other document(s) of title is/are not readily available (but is/are held by your bank, stockbroker or other agent) or is/are lost, this Form should nevertheless be completed, signed and returned as stated above so as to be received not later than 3.00 pm (London time), on *, 1999, together with any share certificate(s) and/or other document(s) of title, that you may have available, accompanied by a letter stating that the balance will follow, or that you will obtain a letter of indemnity in respect of lost share certificates and/or other documents of title, and the share certificate(s), letter of indemnity and/or other document(s) of title should be lodged as soon as possible thereafter with IRG plc at the address, and in the manner, set out above.

- Your acceptance of the Offer is on the terms and subject to the conditions contained in the Offer Document and in this Form.

- If you have any questions as to how to complete this Form, please contact IRG plc at 0181-639-2000.

                           PLEASE COMPLETE THIS FORM

        THE PROVISIONS OF PART B OF APPENDIX I TO THE OFFER DOCUMENT ARE
                  INCORPORATED INTO AND FORM PART OF THIS FORM

--------------------------------------------------------------------------------
     THE OFFER
1 To accept the Offer, insert in Box [1] the total number of Airtech Shares for which you wish to accept the Offer. You must also sign Box [2] in accordance with the instructions set out below, which will constitute your acceptance of the Offer, and complete Box [3] and, if appropriate Box [4], Box [5] and/or Box [6]. If no number or a number greater than your registered holding of Airtech Shares is written in Box [1] and you have signed Box [2], you will be deemed to have accepted the Offer in respect of your entire registered holding of Airtech Shares.

                                                               Complete here -

--------------------------------------------------------------------------------
     SIGNATURES
2 To accept the Offer you must complete Box [2] and, in the case of a joint holding, arrange for ALL joint holders to do likewise.
     All registered holders, including joint holders, who are individuals must sign Box [2] in the presence of a witness who must also sign Box [2] where indicated. If these instructions are not followed, the Form will be invalid. The witness must be over 18 years of age and should not be another joint holder signing the Form. The same witness may witness the signature of each joint holder. The witness should also print his/her name where indicated.
     A corporation may execute this Form under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which s.36A of the Companies Act 1985 applies may execute this Form as a deed by a director and the company secretary or by two directors of the company signing the Form and inserting the name of the company above their signatures. Each such person signing the Form for a company should state the office which he/she holds. If the Form is not signed by the registered holder(s), insert the name(s) and capacity (e.g. attorney or executor(s)) of the person(s) signing the Form. You should also deliver evidence of your authority in accordance with the notes on page 4.

     Please note that if you sign Box [2] but do not put "Yes" in Box [5], you will be deemed to have given the representations and warranties set out in paragraph 7(c) of Part B of Appendix I to the Offer Document.


                                                               Complete here -

--------------------------------------------------------------------------------
     NAME(S) AND ADDRESS
3 Complete Box [3] with the full name and address of the sole or first-named registered holder together with the names of all other joint holders (if any) in BLOCK CAPITALS. Unless you complete Box [5], this is the address to which your consideration and/or other documents will be sent provided the address inserted in Box [3] is not in Canada, Australia or Japan.


                                                              Complete here  -

--------------------------------------------------------------------------------
     PARTICIPANT ID AND MEMBER ACCOUNT ID
4 If your Airtech Shares are in CREST, you must insert in Box [4] the participant ID and the member account ID under which such Shares are held by you in CREST.

     You must also transfer (or procure the transfer of) the Airtech Shares concerned to an escrow balance, specifying in the TTE instruction the participant ID and member account ID inserted in Box [4] and the Form of Acceptance Reference Number of this Form together with the other information specified in paragraph 14(d) of the letter from Quartz Capital contained in the Offer Document. The Form of Acceptance Reference Number appears on page 3 next to Box [4] of this Form.


                                                               Complete here -

--------------------------------------------------------------------------------
     OVERSEAS PERSONS
5 If you are unable to give the warranty required by paragraph 7(c) of Part B of Appendix I to the Offer Document, you must put "Yes" in Box [5]. If you do not put "Yes" in Box [5] you will be deemed to have given such warranty.


                                                               Complete here -

--------------------------------------------------------------------------------
     ALTERNATE ADDRESS
6 If you wish the documents of title relating to your New REMEC Common Stock and/or other documents to be sent to someone (who must be outside Canada, Australia or Japan) other than the sole or first-named registered holder at the address set out in Box [3] (e.g. your bank manager or stockbroker) you should complete Box [6]. Box [6] must be completed with an address outside Canada, Australia or Japan by holders with registered addresses in Canada, Australia or Japan who have completed Box [3] with an address in Canada, Australia or Japan.


                                                              Complete here -

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                    Box [1]

     To accept the Offer
1 Complete Box [1] and Box [3] (and, if appropriate, Box [4], Box [5], and/or Box [6]) and sign Box [2] in the presence of a witness.


     ------------------------------------------------------------------------
     Number of Airtech Shares in respect of which you are accepting the Offer


--------------------------------------------------------------------------------
                                                                     Box [2]

     Sign here to accept the Offer
2    EXECUTION BY INDIVIDUALS

     Signed and delivered as a deed by:                     Witnessed by:
     1....................................................    1. Name
                                                                 Signature
                                                                 Address
     2..................................................      2. Name
                                                                 Signature
                                                                 Address
     3..................................................      3. Name
                                                                 Signature
                                                                 Address
     4..................................................      4. Name
                                                                 Signature
                                                                 Address

     NOTE: THE SIGNATURE OF EACH REGISTERED HOLDER SHOULD BE WITNESSED. IN THE CASE OF JOINT HOLDERS, ALL MUST SIGN.

     EXECUTION BY A COMPANY
     Executed and delivered as a deed under the seal of the company named below OR Executed and delivered as a deed by the company named below.

     Name of Company in the presence of/acting by

     --------------------------------------------
                   Name of Director                       Signature
                                                                   ----------------------------------------
     --------------------------------------------
          Name of Director/Company Secretary              Signature
                                                                   ----------------------------------------

                                                                      (Affix Company Seal if appropriate)


--------------------------------------------------------------------------------
                                                                    Box [3]

    Full name(s) and address(es)
3

              First-named registered holder                               Second-named registered holder
    1. Forename(s)                                               2. Forename(s)
       (Mr./Mrs./Miss/Title)                                        (Mr./Mrs./Miss/Title)
       Surname                                                   Surname
              ----------------------------                              ---------------------------------
                                                                          Third-named registered holder

       Address                                                   3. Forename(s)
         ---------------------------------                                     --------------------------
                                                                    (Mr./Mrs./Miss/Title)
       -----------------------------------
                                                                 Surname
       -----------------------------------                              ---------------------------------
                                                                          Fourth-named registered holder

                                                                 4. Forename(s)
                                                                               --------------------------
       Postcode                                                     (Mr./Mrs./Miss/Title)
               ---------------------------
                                                                 Surname
                                                                        ---------------------------------

     In case of query, please state your daytime telephone number(s)
                                                                  ---------------------------------------

--------------------------------------------------------------------------------
                                                                   Box [4]

     Participant ID and Member Account ID
4    Complete this Box only if your Airtech Shares are in CREST

                                                                             Participant ID
     The Form of Acceptance Reference Number of this Form is:                              -----------------
                                                                             Member account ID
                                                                                              --------------


--------------------------------------------------------------------------------
                                                                    Box [5]

5 Please put "Yes" in Box [5] if you are unable to give the warranty relating to overseas shareholders in paragraph 7(c) of Part B of Appendix I to the OfferDocument.


--------------------------------------------------------------------------------
                                                                    Box [6]

6       Address outside Canada, Australia or Japan to which consideration and/or other document(s) is/are to be sent if not that set out
        under "First-named registered holder" in Box [3] above.                    Name
                                                                                       -----------------------
                                                                                   Address
                                                                                          --------------------

                                                                                   ---------------------------

                                                                                   ---------------------------

                                                                                   Postcode
                                                                                           -------------------

         FURTHER NOTES REGARDING THE COMPLETION AND LODGING OF THIS FORM

     In order to be effective, this Form must, except as mentioned below, be signed personally (or under a power of attorney, the original or certified copy of which must be lodged with this Form) as a deed by the registered holder or, in the case of a joint holder, by ALL the joint holders and each individual signature must be independently witnessed. A corporation may execute this Form under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which section 36A of the Companies Act 1985 applies may execute this form by a director and the company secretary or by two directors signing the form and inserting the name of the company above their signatures. Each person signing this Form for a company should state the office which he/she holds.

     In order to avoid inconvenience to yourself and delay in the processing of your Form, the following points may assist you:

          1.   If the sole holder has died.

               If grant of probate or letters of administration has/have been registered with Airtech (or its registrars, IRG plc), this Form must be signed by the personal representative(s) of the deceased and returned with the share certificate(s) and/or other document(s) of title either by post or by hand (during normal business hours) to New Issues Department, IRG plc, Balfour House, 390-398 High Road, Ilford, Essex IG1 1NG. If grant of probate or letters of administration has not/have not been registered with Airtech (or its registrars, IRG plc), the personal representatives or the prospective personal representatives or executors should sign this Form and forward it with the share certificate(s) and/or other document(s) of title to IRG plc at the above address. However, grant of probate or letters of administration must be lodged with IRG plc at the address set out above before the consideration due can be forwarded to the personal representatives or executors. All signatures must be witnessed.

          2.   If one of the joint-registered holders has died.

               This Form must be signed by all surviving holders in the presence of a witness and lodged with IRG plc in the manner set out above with the share certificate(s) (and/or other document(s) of title) and accompanied by the death certificate. Grant of probate or letters of administration in respect of the deceased holder must also be lodged with IRG plc in the manner set out above before the consideration due can be despatched.

          3. If your Airtech Shares are in certificated form and the share certificate(s) is/are held by your bank, stockbroker or some other agent.

               If your share certificate(s) and/or other document(s) of title is/are not readily available (but is/are held by your bank, stockbroker or other agent), the completed Form should be lodged with IRG plc in the manner set out above together with a note saying e.g. "share certificates to follow" and you should arrange for the share certificate(s) and/or other document(s) of title to be forwarded to IRG plc by your bank, stockbroker or other agent as soon as possible thereafter.

          4. If your Airtech Shares are in certificated form and the share certificate(s) and/or other document(s) of title have been lost.

               The completed Form, and any share certificate(s) which you may have available, should be lodged with IRG plc in the manner set out above accompanied by a letter stating that you have lost one or more of your share certificates. At the same time, you should write to Matthew White, Company Secretary of Airtech (telephone 01296 319 319), requesting that a letter of indemnity for the lost share certificates be sent to you which, when completed in accordance with the instructions given, should be returned by post or by hand (during normal hours) to IRG plc.

          5.   If your Airtech Shares are in CREST.

               You should take the action set out in paragraph 14(d) of the letter from Quartz Capital contained in the Offer Document to transfer your Airtech Shares to an escrow balance. You are reminded to keep a record of the Form of Acceptance Reference Number (which appears on page 3 next to Box 4 of this Form) so that such number can be inserted in the TTE instruction.

               If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form, as only your CREST sponsor will be able to send the necessary TTE instruction to CRESTCo.

          6.   If this Form has been signed under power of attorney.

               The completed Form together with the share certificate(s) and/or other document(s) of title should be lodged with IRG plc in the manner set out above accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971). The power of attorney will be noted by IRG plc and returned as directed.

          7. If your name or other particulars are shown incorrectly on the share certificate e.g.


                    Name on the share certificate(s) . . . . . . . . . . . .    Richard Allen
                    Correct Name . . . . . . . . . . . . . . . . . . . . . .    Richard Allan

               The Form should be completed in your correct name and lodged with IRG plc in the manner set out above with your share certificate(s) and accompanied by a letter from your bank, stockbroker or solicitor confirming that the person in whose name Airtech Shares are registered is one and the same as the person who has signed the Form. If an incorrect address is shown, the correct address should be written on this Form. If you have changed your name, lodge your marriage certificate or deed poll or, in the case of a company, a copy of the certificate of incorporation or change of name with this Form for noting.

          8.   If a holder is away from home (e.g. abroad or on holiday).

               Send this Form by the quickest means (e.g. air mail) to the holder for execution (provided that such documents may not be forwarded or transmitted, by any means, in or into Canada, Australia or Japan) or, if he/she has executed a power of attorney, the attorney should sign the Form and the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971) must be lodged with this Form for noting (see 6 above). No other signatures are acceptable.

          9. If you have sold all, or wish to sell part of, your holding of Airtech Shares.

               You should at once hand this Form together with the accompanying Offer Document to the bank, stockbroker or other agent through whom you made the sale for onward transmission to the purchaser or transferee. However, such documents may not be forwarded or transmitted, by any means, in or into Canada, Australia or Japan. If your Airtech Shares are in certificated form and you wish to sell part of your holding of Airtech Shares and also wish to accept the Offer in respect of the balance and are unable to obtain the balance certificate, you should ensure that the stockbroker, bank or other agent through whom you make the sale obtains the appropriate endorsement or certification signed on behalf of Airtech by Matthew White, Company Secretary of Airtech (telephone 01296 319 319), in respect of the balance of your holding of Airtech Shares.

          10.  Payment of consideration.

               The documents of title relating to the New REMEC Common Stock due to you under the Offer cannot be sent to you until all relevant documents have been properly completed and lodged with IRG plc and in the manner set out above as soon as possible and in any event so as to be received no later than 3.00 pm on * 1999. Notwithstanding that no share certificate(s) and/or other document(s) of title is/are delivered with this Form, the Form, if otherwise valid, accompanied by an appropriate endorsement of certification to the effect that Airtech Shares referred to therein are available for acceptance and signed on behalf of Airtech by Matthew White, Company Secretary of Airtech (telephone 01296 319 319), will be treated as valid for all purposes.